UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2021 (May 14, 2021)

SB FINANCIAL GROUP, INC

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, OH	43512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 783-8950

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value 7,211,224 Outstanding at May 19, 2021	SBFG	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 14, 2021, SB Financial Group, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) of the Amended Supplemental Executive Retirement Plan Agreement (the “Agreement”) with Mark A. Klein, Chairman, President and Chief Executive Officer. The Amendment changes the formula for determining the payment that Mr. Klein will receive if Mr. Klein separates from service within 24 months after the date of a change in control of the Company. All other provisions of the Agreement remain unchanged and in force.

The description of the Amendment in this Form 8-K is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.19	First Amendment of Amended Supplemental Executive Retirement Plan Agreement, dated as of May 14, 2021, between SB Financial Group, Inc. and Mark A. Klein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: May 19, 2021	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and CFO

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